Exhibit 10.1

XPRESSPA GROUP, INC.

SERIES E PREFERRED

STOCK PURCHASE AGREEMENT

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Exhibit A -	FORM OF CERTIFICATE OF DESIGNATION

Exhibit B -	DISCLOSURE SCHEDULE

Exhibit C -	FORM OF LOCK-UP AGREEMENT

Exhibit D -	FORM OF LEGAL OPINION OF COMPANY COUNSEL

Annex I -	CURRENT OR POTENTIAL JOINT VENTURES OR PARTNERSHIPS BETWEEN THE COMPANY AND ENTITIES

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SERIES E PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 12th day of November, 2018 by and between XpresSpa Group, Inc., a Delaware corporation (the “Company”), and Calm.com, Inc., a Delaware Company (the “Purchaser”).

The parties hereby agree as follows:

1.            Purchase and Sale of Preferred Stock.

1.1           Sale and Issuance of Preferred Stock.

(a)          The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, dated November 12, 2018 in the form of Exhibit A attached to this Agreement (the “Certificate of Designation”).

(b)          Subject to the terms and conditions of this Agreement and concurrent with the execution of the agreement between the Company and the Purchaser to be entered into on November 12th, 2018 (the “Collaboration Agreement”), the Purchaser agrees to purchase at the Initial Closing (as defined below) and the Company agrees to sell and issue to the Purchaser at the Initial Closing 645,161 shares of Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), at a purchase price of $3.10 per share. The shares of Series E Preferred Stock issued to the Purchaser pursuant to this Agreement (including any shares issued at the Initial Closing or the Second Closing, as defined below) shall be referred to in this Agreement as the “Shares.”

1.2          Closing; Delivery.

(a)          The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on November 13, 2018, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)          On or before December 31, 2018, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing, the Company shall sell, and the Purchaser shall purchase, on the same terms and conditions as those contained in this Agreement and subject to the conditions set forth in Sections 6 and 7 of this Agreement, 322,581 additional shares of Series E Preferred Stock (the “Second Closing Shares”) at a purchase price of $3.10 per share. The date of the purchase and sale of the Second Closing Shares are referred to in this Agreement as the “Second Closing.”

(c)          At each Closing, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3          Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital, capital expenditures and other ordinary course business purposes.

1.4          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)          “Code” means the Internal Revenue Code of 1986, as amended.

(c)          “Commission” means the United States Securities and Exchange Commission.

(d)          “Common Stock” means the Company’s shares of Common Stock, par value $0.01 per share.

(e)          “Common Stock Equivalents” means any securities of the Company or its Subsidiaries (as defined below) which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f)          “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price and formula.

(g)          “Exchange Act” means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h)          “GAAP” means generally accepted accounting principles in the United States.

(i)          “Indebtedness” shall have the meaning ascribed to such term in Section 2.26.

(j)          “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 2.15.

(k)          “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(l)          “Material Adverse Effect” shall have the meaning assigned to such term in Section 2.2.

(m)          “Material Permits” shall have the meaning assigned to such term in Section 2.13.

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(n)          “Permitted Indebtedness” means (a) any unsecured liabilities for borrowed money or amounts owed not in excess of $1,000,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $1,000,000 in the aggregate, except guaranties, endorsements and other contingent obligations in respect of letters of credit, bank guarantees or similar instruments in the ordinary course of business relating to leases which shall not be subject to the $1,000,000 threshold set forth in this clause (b) above; (c) the present value of any lease payments due under leases entered into in the ordinary course of business required to be capitalized in accordance with GAAP; (d) purchase money indebtedness incurred after the date of this Agreement in connection with the acquisition of capital assets up to the purchase price of such assets; (e) any liabilities for borrowed money which in the aggregate with all Indebtedness under this clause (e) and clause (f) does not exceed $11,000,000 in aggregate principal amount, and which, for the avoidance of doubt, shall include all Indebtedness outstanding pursuant to that certain Credit Agreement dated as of April 22, 2015, as subsequently amended by and between XpresSpa Holdings, LLC and Rockmore Investment Master Fund Ltd.; (f) any liabilities for borrowed money secured by the credit card receipts of the location or locations to which American Express or any other nationally recognized credit company extends credit, which shall not in the aggregate with all Indebtedness under clause (e) and this clause (f) exceed $11,000,000 in aggregate principal amount; and (g) Indebtedness incurred in connection with the construction and development of new XpresSpa locations, provided that (i) such Indebtedness is secured only by the assets of the Subsidiary which owns and/or operates such location and only in the assets of such location, and (ii) the Indebtedness is not guaranteed by the Company or any other Subsidiary of the Company.

(o)          “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Liens, (c) Liens in connection with Permitted Indebtedness under clause (b) and clause (e) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) Liens incurred in connection with Permitted Indebtedness under clause (f) of the definition of “Permitted Indebtedness,” provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the credit card receipts of the location or locations to which a credit card company extends credit, (f) Liens incurred in connection with the construction, development and/or remodeling of existing XpresSpa locations, provided that such Liens only relate to the assets of the Subsidiary which owns and/or operates such location and only in the assets of such location with respect to such construction, development and/or remodeling, (g) Liens to the extent arising solely from the filing of protective Uniform Commercial Code financing statements in respect of equipment leased to the Company or any Subsidiary in the ordinary course of its business under true, as opposed to finance, leases, only up to the value of such leased equipment, (h) Liens securing the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature, in each case in the ordinary course of business, (i) any interest or title of a lessor of real property secured by a lessor’s interest in such real property under any lease, (j) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business, and (k) Liens incurred in connection with Permitted Indebtedness under clause (g) of the definition of “Permitted Indebtedness,” provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets of the Subsidiary which owns such location and only in the assets of such location.

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(p)          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(q)          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(r)          “Representatives” means a party’s stockholders, affiliates, directors, officers, employees, agents, investment bankers, attorneys, accountants, consultants, advisors and other representatives.

(s)          “SEC Reports” shall have the meaning ascribed to such term in Section 2.8.

(t)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(u)          “Shares” means the shares of Series E Preferred Stock issued at the Initial Closing and the Second Closing.

(v)         “Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis) whether such transactions are made through U.S. or non-U.S. broker dealers or foreign regulated brokers.

(w)          “Trading Day” means a day on which the principal Trading Market is open for trading for at least 4.5 hours; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

(x)          “Trading Market” means the first listed of any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing). As of the Closing Date, the NASDAQ Capital Market is the Trading Market.

(y)          “Transaction Agreements” means this Agreement and the Collaboration Agreement.

(z)          “Variable Rate Transaction” means an Equity Line of Credit or similar agreement, issue or agree to issue floating or Variable Priced Equity Linked Instruments or issuance or agreement to issue any of the foregoing.

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(aa)         “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or Common Stock Equivalents or any of the foregoing at a price that can be reduced either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or upon the issuance of any debt, equity or Common Stock Equivalent, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

2.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the SEC Reports or on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1          Subsidiaries. All of the direct and indirect Subsidiaries of the Company and the Company’s ownership interests therein are set forth in Subsection 2.1 of the Disclosure Schedule. The Company owns, directly or indirectly, all or a majority of the capital stock or other equity interests of each Subsidiary free and clear of any Liens other than Permitted Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.2          Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign Person or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Agreement, a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and each Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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2.3          Capitalization.

(a)          The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i)          150,000,000 shares of common stock, $0.01 par value per share, 34,546,518 shares of which are issued and outstanding immediately prior to the Initial Closing. The Company holds no Common Stock in its treasury.

(ii)         5,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (i) 500,000 of which have been designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), of which 420,541 are outstanding and (ii) 1,473,300 of which have been designated Series E Preferred Stock, none of which are issued and outstanding and all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series E Preferred Stock are as stated in the Certificate of Designation.

(iii)        The outstanding shares of Common Stock and Series D Preferred Stock are all duly and validly authorized and issued, fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(iv)        The Company has reserved 7,573,568 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2012 Employee, Director and Consultant Equity Incentive Plan Stock duly adopted by the Board of Directors and approved by the Company stockholders (the “2012 Plan”).Of such reserved shares of Common Stock pursuant to the 2012 Plan, 455,000 restricted stock units have been issued pursuant to the 2012 Plan, options to purchase 2,285,000 shares have been granted and are currently outstanding, and 3,485,970 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2012 Plan. The Company has furnished to the Purchaser complete and accurate copies of the 2012 Plan and forms of agreements used thereunder.

(b)          Except for (A) the conversion privileges of the Series D Preferred Stock and the Shares to be issued under this Agreement and (B) the securities and rights described in Subsection 2.3(a)(iii) of this Agreement and Subsection 2.3(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series E Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series E Preferred Stock.

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(c)          Except as set forth in Subsection 2.3(c)(1) of the Disclosure Schedule, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Agreements. Except as disclosed in the SEC Reports or in Subsection 2.3(c)(2) of the Disclosure Schedule, there are no outstanding options, employee or incentive stock option plans, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or material contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in Subsection 2.3(c)(3) of the Disclosure Schedule, the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as contemplated by Section 2.6, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth in Subsection 2.3(c)(4) of the Disclosure Schedule, the Company is not a party to any Variable Rate Transaction and as of Closing, there will not be outstanding any Equity Line of Credit nor Variable Priced Equity Linked Instruments as of the Closing.

2.4           Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.5           Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6           Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other provincial or foreign or domestic federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Agreements, except for (i) the filing of the Certificate of Designation, which will have been filed as of the Initial Closing, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Shares and the listing of the shares of Common Stock underlying the Shares for trading thereon in the time and manner required thereby, and (iii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner (collectively, the “Required Approvals”).

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2.7           No Conflicts. Except as set forth in Subsection 2.7 of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, exercise, cancellation adjustment, exchange or reset of (with or without notice, lapse of time or both) any agreement, credit facility, debt, equity or other instrument (evidencing Company or Subsidiary equity, debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.8           SEC Reports; Financial Statements. The Company is subject to the reporting requirements under Sections 12(b), and 13(a) or 15(d) under the Exchange Act. Other than as set forth in Subsection 2.8 of the Disclosure Schedule, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Sections 12(b), 12(g), 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein filed not later than ten (10) days prior to the date hereof, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements included in the SEC Reports may not contain all footnotes required by GAAP and are subject to normal, immaterial year-end audit adjustments, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all its reporting requirements under the Securities Act and Exchange Act.

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2.9           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report or in Subsection 2.9 of the Disclosure Schedule there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to the 2012 Plan or the 2006 Plan. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, or as set forth in Subsection 2.9 of the Disclosure Schedule, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under Applicable Law at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

2.10         Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Agreements or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the SEC Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s knowledge, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11         Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, which would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Subsection 2.11 of the Disclosure Schedule, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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2.12         Compliance. To the Company’s knowledge, neither the Company nor any Subsidiary, is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

2.13         Regulatory Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and as actually conducted, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.14         Title to Assets. Except as disclosed in the SEC Reports, the Company and each Subsidiary have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Permitted Liens and (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.

2.15         Intellectual Property. (a)           The term “Intellectual Property Rights” means:

(i)          the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively “Marks”),

(ii)         all patents and patent applications of the Company and each Subsidiary (collectively, “Patents”);

(iii)        all copyrights in both published works and unpublished works of the Company and each Subsidiary (collectively, “Copyrights”);

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(iv)        all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(v)         all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor insofar as (i)-(v) above relate solely to the Company’s and Subsidiaries’ XpresSpa business and the name of the Company and XpresSpa Subsidiaries and in no event to any of the Company’s other Subsidiaries.

(b)          Agreements. Except as set forth in the SEC Reports, there are no outstanding and, to Company’s knowledge, no threatened disputes (in writing) or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(c)          Know-How Necessary for the Business. Except as set forth in the SEC Reports, the Intellectual Property Rights are all those necessary for the operation of the Company’s and Subsidiaries’ XpresSpa business as currently conducted. Each of the Company and each Subsidiary is the owner of all right, title, and interest in and to each of their respective Intellectual Property Rights, free and clear of all Liens (other than Permitted Liens) and adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company or any Subsidiary has entered into any contract that requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company or a Subsidiary.

(d)          Patents. Except as set forth in the SEC Reports, the Company and each Subsidiary is the owner of all right, title and interest in and to each of the Patents related to the Company’s XpresSpa business, free and clear of all Liens (other than Permitted Liens) and adverse claims. To the Company’s knowledge, all of the issued Patents related to the Company’s XpresSpa business are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent related to the Company’s XpresSpa business has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company or any Subsidiary related to the Company’s XpresSpa business infringes or is alleged to infringe any patent or other proprietary right of any other Person for which the Company does not have a license.

(e)          Trademarks. The Company and each Subsidiary is the owner of all right, title, and interest in and to each of the Marks related to the Company’s XpresSpa business, free and clear of all Liens (other than Permitted Liens) and adverse claims. All Marks related to the Company’s XpresSpa business that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark related to the Company’s XpresSpa business has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks related to the Company’s XpresSpa business. To the Company’s knowledge, none of the Marks related to the Company’s XpresSpa business used by the Company and each Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

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(f)          Copyrights. The Company and each Subsidiary is the owner of all right, title, and interest in and to each of the Copyrights related to the Company’s XpresSpa business, free and clear of all Liens (other than Permitted Liens) and adverse claims. All the Copyrights related to the Company’s XpresSpa business have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the Company’s knowledge, no Copyright related to the Company’s XpresSpa business is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights related to the Company’s XpresSpa business infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights related to the Company’s XpresSpa business have been marked with the proper copyright notice.

(g)          Trade Secrets. With respect to each Trade Secret related to the Company’s XpresSpa business, the documentation relating to such Trade Secret related to the Company’s XpresSpa business is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets related to the Company’s XpresSpa business. The Company and each Subsidiary has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets related to the Company’s XpresSpa business. The Trade Secrets related to the Company’s XpresSpa business are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company and each Subsidiary) or to the detriment of the Company and each Subsidiary. No Trade Secret related to the Company’s XpresSpa business is subject to any adverse claim or has been challenged or threatened in writing in any way.

2.16          Insurance. The Company and the Subsidiaries are currently insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. A description of the principal terms of the Company’s directors and officers insurance policy and the name and contact information for the issuer of such policy are set forth in Subsection 2.16 of the Disclosure Schedule. Neither the Company nor any Subsidiary believes that it will not be able to acquire insurance coverage at reasonable cost as may be necessary to continue its business.

2.17         Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary, (iii) other employee benefits, including stock option agreements under the 2012 Plan or the 2006 Plan or any other plan of the Company except as disclosed in Subsection 2.17 to the Disclosure Schedule and (iv) as described in the Company’s Annual Report on Form 10-K/A filed with the Commission on April 30, 2018, with respect to a loan facility provided to the Company by Rockmore Investment Master Fund Ltd.

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2.18         Sarbanes-Oxley; Internal Accounting Controls. The Company and each Subsidiary are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each Subsidiary have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and each Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and each Subsidiary as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

2.19         Certain Fees. Except as set forth in Subsection 2.19 of the Disclosure Schedule, no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Agreements. The Purchaser shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.19 that may be due in connection with the transactions contemplated by the Transaction Agreements.

2.20         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.21         Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except for the Purchaser and as set forth in the SEC Reports.

2.22         Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 12(g), 13 and 15(d) of the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed by the Company thereunder with the SEC during the twelve months preceding the date of this Agreement. The Company has no reason to believe that it will not in the year following the Closing continue to be in compliance with all listing and reporting requirements applicable to the Company as of the Closing Date and thereafter. As of the date of this Agreement and the Closing Date, the Company is not a “shell company” nor a former “shell company” (as defined in Rule 405 of the Securities Act) and has never been a “shell company”.

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2.23         Application of Takeover Protections. The Company and the Board of Directors has taken all necessary action in order to render inapplicable any control share acquisition, business combination (as defined in the DGCL), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of Delaware, including under Section 203(a)(l) of the DGCL that are or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

2.24         Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedule to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.25         No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, neither the Company, nor, to the Company’s knowledge, any of its Affiliates, nor any Person acting on its or, to the Company’s knowledge, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Shares to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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2.26         Solvency. Based on the consolidated financial condition of the Company and Subsidiaries as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Subsection 2.26 of the Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $400,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $400,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.27         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all required United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no reasonable basis for any such claim.

2.28         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

2.29         Accountants and Lawyers. The Company’s accounting firm is set forth on Subsection 2.29 of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2018. There are no disagreements of any kind presently existing between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Agreements.

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2.30         Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Agreements and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.31         [Reserved.]

2.32         Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.33         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws” ), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

2.34         Stock Option Plans. Each stock option and similar security granted by the Company was granted (i) in accordance with the terms of such any applicable stock option plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

2.35         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.36         Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

2.37         No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser and certain other accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act..

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2.38         Indebtedness and Seniority of Equity. As of the date hereof, all Indebtedness of the Company and the principal terms thereof are set forth in the SEC Reports. Except as set forth on Subsection 2.38 of the Disclosure Schedule, as of the Closing Date, no equity securities of the Company are or will be pari passu or senior to the Shares in right of payment, whether with respect to the payment of dividends or upon liquidation or dissolution, or otherwise.

2.39         Listing and Maintenance Requirements. The Common Stock is listed on the Nasdaq Capital Market under the symbol “XSPA.” Except as set forth in Subsection 2.39 of the Disclosure Schedule or disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

2.40         FDA. The Company has no products subject to the jurisdiction of the U.S. Food and Drug Administration.

2.41         No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

2.42         Regulatory Matters. The Company and its Subsidiaries have complied in all material respects with all statutes and regulations related to the research, manufacture and sale of its products to the extent applicable to the Company’s and its Subsidiaries’ activities.

2.43         Other Covered Persons. Except as set forth in Subsection 2.43 of the Disclosure Schedule or to attorneys for legal services, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration in connection with the sale of any Regulation D Securities pursuant to this Agreement.

2.44         No Outstanding Variable Priced Equity Linked Instruments. As of the Closing Date and except as set forth in Subsection 2.38 of the Disclosure Schedule, the Company does not have outstanding nor issuable any Variable Priced Equity Linked Instruments, nor any debt or equity with antidilution (other than adjustments for stock splits, distributions, dividends, recapitalizations, fundamental transactions and the like), ratchet or reset rights.

2.45         Survival. The foregoing representations and warranties shall survive the Closing.

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3.           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1           Authorization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3           Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4           Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5           No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6           Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

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“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)          Any legend set forth in, or required by, the other Transaction Agreements.

(b)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8           No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9           Exculpation Among Purchaser. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.10         Residence. The office of the Purchaser in which its principal place of business is identified in the address of the Purchaser set forth on the signature page.

4.           Covenants of the Company.

4.1           Lock-Up Agreements. The Company shall have received and delivered to Purchaser on or before the Initial Closing “lock-up” agreements, each substantially in the form of Exhibit C hereto, executed by officers and directors of the Company and shareholders of the Company affiliated with the Company’s officers and directors (including, Rockmore Investment Master Fund Ltd. and Mistral Spa Holdings, LLC) relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and such “lock-up” agreements shall be in full force and effect on the Initial Closing.

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4.2           Exclusivity. During the period beginning on the date hereof and ending on the date that is sixty (60) days after the date hereof (the “Exclusivity Period”), the Company shall not, and shall not authorize or permit any of its Representatives to, without Purchaser’s consent, directly or indirectly, solicit, initiate or take any action to facilitate or encourage any inquiries or the making of any proposal from a person or group of persons other than Purchaser and its affiliates that may constitute, or could reasonably be expected to lead to, a Competing Transaction (as defined below); (ii) enter into or participate in any discussions or negotiations with any person or group of persons other than Purchaser and its affiliates regarding a Competing Transaction; (iii) furnish any information relating to the Company or any of its subsidiaries, assets or businesses, or afford access to the assets, business, properties, books or records of the Company or any of its subsidiaries to any person or group of persons other than Purchaser and its Representatives, in all cases for the purpose of assisting with or facilitating a Competing Transaction, or enter into any agreement, agreement in principle or other commitment (whether or not legally binding) with respect to a loan or credit facility, co-marketing agreement (other than with respect to co-marketing of retail products), licensing agreement, joint venture or partnership (other than current or potential joint ventures or partnerships between the Company and the entities listed in Annex I), merger, sale of substantially all of its assets or capital stock, business combination, or equity raise (a “Competing Transaction”), or knowingly solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of their officers, directors, employees, representatives or agents) relating to any Competing Transaction. Further, the Company shall not participate in or cooperate with any due diligence efforts of any other party interested in a Competing Transaction. However, nothing herein shall limit the Company from pursuing leases, franchise and other operational agreements or, negotiating and/or consummating any draw down or refinancing of all, or any portion, of or under its current debt financing arrangements (the convertible notes held by Alpha Capital Anstalt and the other investors party to that certain Securities Purchase Agreement, dated as of May 15, 2018, by and among XpresSpa Group, Inc. and each purchaser party thereto, loans expected to be made by American Express and all Indebtedness outstanding pursuant to the Credit Agreement and Waiver dated as of April 22, 2015, as subsequently amended, by and between XpresSpa Holdings, LLC and Rockmore Investment Master Fund Ltd., collectively, the “Existing Lenders”), provided that the Company shall promptly deliver any such financing proposals, term sheets, loan agreements, or related documents to the Purchaser prior to entering into any refinancing with any party other than an Existing Lender and such refinancing shall not conflict with the consummation of the transactions contemplated by Transaction Agreements, paying such debt as it becomes due (principal and interest) in equity or honoring outstanding obligations under convertible or exercisable securities.

4.3           Board Observer. The Purchaser shall be entitled to appoint one nonvoting observer (the “Observer”) to attend each meeting of the Company’s board of directors (the “Board”) or committee of the Board and to receive copies of all communications received by the Board members, including, without limitation, notices regarding the call of meetings, provided, however, that the Company reserves the right to exclude the Observer from access to any portion of materials or any portion of a meeting to the extent such portion of the materials or meeting contains information (i) the disclosure of which would, in the opinion of the Company or its counsel, adversely affect the attorney-client privilege between the Company and its counsel, (ii) the Board determines that the Observer has a conflict of interest that is specific to the Observer or (iii) the Board otherwise determines that Observers receipt of such materials or attendance at such meeting would materially and adversely affect the Company. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, Observer may address the Board with respect to the Purchaser’s concerns regarding significant business issues facing the Company. Prior to attendance at any meeting of the Company’s Board or the receipt of copies of any communications received by the Board members, the Observer shall enter into a standard Regulation FD Confidentiality Agreement reasonably acceptable to the Company. The Purchaser agrees and Observer or any other representative of the Purchaser shall agree, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company), including trading, any confidential information obtained from the Company pursuant to the terms of this Section 4.3 other than to the Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Company; provided, however, that prior to the disclosure of any confidential information obtained from the Company pursuant to the terms of this Section 4.3 to any of the Purchaser’s representatives, any such representative shall have entered into a standard Regulation FD Confidentiality Agreement reasonably acceptable to the Company.

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5.            Covenants of the Purchaser.

5.1           Restriction on Sale of Shares. The Purchaser covenants with the Company that, without the prior written consent of the Company, the Purchaser will not, during the period ending 180 days after the date of the execution of this Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act), by the Purchaser or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including Series D Preferred Stock, Series E Preferred Stock or any warrants or options convertible into or exercisable or exchangeable for Common Stock) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the execution of this Agreement, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock (including shares of the Series D Preferred Stock and Series E Preferred Stock) to limited partners or stockholders of the Purchaser; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially to the effect of this Section 5.1 and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Purchaser regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. The Purchaser also agrees and consents to the entry of stop transfer instructions with the Purchaser’s transfer agent and registrar against the transfer of the Purchaser’s shares except in compliance with the foregoing restrictions.

6.           Conditions to the Purchaser’ Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Initial Closing or the Second Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

6.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) as of the Initial Closing.

6.2           Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

6.3           Collaboration Agreement. The Company shall have executed the Collaboration Agreement and performed all of its obligations thereunder in all material respects and complied in all material respects with all covenants, agreements, and conditions contained therein through, with respect to the Initial Closing, the date of the Initial Closing and, with respect to the Second Closing, December 31, 2018, including placing all Products (as defined in the Collaboration Agreement) identified as of the Closing on the designated shelves within ten (10) days of receipt of such Products by each Store (as defined in the Collaboration Agreement).

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6.4           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

6.5           Opinion of Company Counsel. The Purchaser shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit D attached to this Agreement.

6.6           Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

6.7           Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Bylaws of the Company and (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

6.8           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

6.9           Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

7.           Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Initial Closing or the Second Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

7.1           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) as of such Closing.

7.2           Performance. The Purchaser shall have performed in all material respects and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

7.3           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

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7.4           Collaboration Agreement. The Purchaser shall have executed the Collaboration Agreement and performed all of its obligations thereunder in all material respects and complied in all material respects with all covenants, agreements, and conditions contained therein through, with respect to the Initial Closing, the date of the Initial Closing and, with respect to the Second Closing, December 31, 2018.

8.            Miscellaneous.

8.1           Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

8.2           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3           Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

8.4           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.6. If notice is given to the Company, a copy shall also be sent to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 3rd Avenue, New York, NY 10017, Attn: Kenneth R. Koch, Esq., email: krkoch@mintz.com and if notice is given to the Purchaser, a copy shall also be given to Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, CA 94025, Attn: Alan Denenberg and Don Lang, email: alan.denenberg@davispolk.com and donald.lang@davispolk.com.

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8.7           No Finder’s Fees. Except as set forth in Subsection 2.19 of the Disclosure Schedule, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8           Fees and Expenses. Irrespective of whether any Closing is effected, each of the Company and the Purchaser shall pay all costs and expenses that it respectively incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Transaction Agreements or the Certificate of Designation, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9           Amendments and Waivers. Except as set forth in Section 1.2 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

8.10         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.11         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12         Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Designation and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.13         Termination of Closing Obligations. The Purchaser shall have the right to terminate its obligations to complete the Initial Closing or the Second Closing, as the case may be, if prior to the occurrence thereof, any of the following occurs:

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(a)          the Company consummates a Deemed Liquidation Event (as defined in the Certificate of Designation); or

(b)          the Company (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (iii) makes an assignment for the benefit of creditors, (iv) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (v) becomes subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, when proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceedings under the United States Bankruptcy Code.

8.14         WAIVER OF JURY TRIAL. Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first written above.

COMPANY: XPRESSPA GROUP, INC.

By:	/s/ Edward Jankowski

Name:	Edward Jankowski
(print)

Title:	Chief Executive Officer

Address:	780 Third Avenue, 12th Floor

New York, New York 10017

Signature Page to Stock Purchase Agreement

PURCHASER: CALM.COM, INC.

Michael Acton Smith

(Print Name of Purchaser)

By:	/s/ Michael Acton Smith

Name:	Michael Acton Smith
(print)

Title:

Address:	140 Second Street,

San Francisco, California 94105

PURCHASER: CALM.COM, INC.

Alex Tew

(Print Name of Purchaser)

By:	/s/ Alex Tew

Name:	Alex Tew
(print)

Title:

Address:	140 Second Street,

San Francisco, California 94105

Signature Page to Stock Purchase Agreement

EXHIBITS

Exhibit A -	FORM OF CERTIFICATE OF DESIGNATION

Exhibit B -	DISCLOSURE SCHEDULE

Exhibit C -	FORM OF LOCK-UP AGREEMENT

Exhibit D -	FORM OF LEGAL OPINION OF COMPANY COUNSEL

Annex I -	CURRENT OR POTENTIAL JOINT VENTURES OR PARTNERSHIPS BETWEEN THE COMPANY AND ENTITIES

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B

DISCLOSURE SCHEDULE

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

EXHIBIT D

FORM OF LEGAL OPINION OF COMPANY COUNSEL

ANNEX I

CURRENT OR POTENTIAL JOINT VENTURES OR PARTNERSHIPS BETWEEN THE
COMPANY AND ENTITIES